UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

CHAPARRAL ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (405) 478-8770

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2017, Chaparral Energy, L.L.C., Chaparral CO2, L.L.C. and Chaparral Real Estate, L.L.C., each a wholly-owned subsidiary of Chaparral Energy, Inc. (the “Company”), entered into an Asset Purchase and Sale Agreement with Perdure Petroleum, LLC (the “Purchaser”) to sell certain hydrocarbon interests and associated assets utilizing enhanced oil recovery methods (the “EOR Assets”) for total consideration of approximately $170 million in cash plus certain contingent payments and subject to normal and customary closing adjustments (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company received an $11.9 million performance deposit and, if the sale is completed, the deposit and interest thereon will be credited to the Company as partial payment of the total consideration. The effective date of the Purchase Agreement is as of 7:00 a.m. (local time where the EOR Assets are located) on June 1, 2017.

The Purchase Agreement contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities relating to breaches of representations, warranties, covenants and agreements.

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the performance by the parties, in all material respects, of their respective obligations, covenants and agreements as set forth in the Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the Purchase Agreement. The transactions contemplated by the Purchase Agreement are expected to close in November 2017, subject to satisfaction of the closing conditions.

Item 7.01. Regulation FD Disclosure.

On October 13, 2017, the Company issued a press release announcing the Company’s entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Chaparral Energy, Inc. dated October 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

By:	/s/ Joseph O. Evans
Name:	Joseph O. Evans
Title:	Chief Financial Officer and Executive Vice President

Date: October 13, 2017

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